UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 30, 2008

Conexant Systems, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-24923	25-1799439
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4000 MacArthur Boulevard, Newport Beach, California		92660
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	949-483-4600

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On January 30, 2008, Conexant Systems, Inc. (the "Company") received a letter from The Nasdaq Stock Market notifying it that for the 30 consecutive business days preceding the date of the letter the bid price of the Company's common stock had closed below the $1.00 per share minimum bid price required for continued inclusion on The Nasdaq Global Market pursuant to Nasdaq Marketplace Rule 4450(a)(5). This notification has no effect on the listing of the Company's common stock at this time.

In accordance with Nasdaq Marketplace Rule 4450(e)(2), the Company has 180 calendar days from the date of the Nasdaq letter, or until July 28, 2008, to regain compliance with the minimum bid price rule. To regain compliance, the closing bid price of the Company's common stock must meet or exceed $1.00 per share for a minimum of 10 consecutive business days. Nasdaq may, in its discretion, require the Company to maintain a bid price of at least $1.00 per share for a period in excess of 10 consecutive business days, but generally no more than 20 consecutive business days, before determining that the Company has demonstrated an ability to maintain long-term compliance. If compliance is not regained, Nasdaq will notify the Company of its determination to delist the Company's common stock, which decision may be appealed to a Nasdaq Listings Qualification Panel.

The Company may alternatively apply to transfer its common stock to The Nasdaq Capital Market if it satisfies all of the requirements, other than the minimum bid price, for initial inclusion on this market. If the Company elects to apply for such a transfer and if such application is approved, the Company will be afforded the remainder of a second 180 calendar day period to regain compliance with the minimum bid price rule while listed on The Nasdaq Capital Market.

In order to regain compliance with the minimum bid price rule, the Company may implement a reverse stock split. The Company has submitted a proposal to its shareowners to approve an amendment to the Company’s Restated Certificate of Incorporation to permit a reverse stock split at one of four ratios at the discretion of the Board of Directors. If this proposal passes at the Company’s February 20, 2008 Annual Meeting of Shareowners, the Board of Directors will have the authority to effect a reverse stock split at one of the four ratios at any time prior to the date of the Company's 2009 Annual Meeting of Shareowners.

A copy of the press release issued by the Company with respect to this matter is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.
99.1 Press Release of Registrant dated February 1, 2008

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Conexant Systems, Inc.

February 1, 2008	By:	Karen Roscher

Name: Karen Roscher
Title: Senior Vice President, Chief Financial Officer and Acting Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Press Release of Registrant dated February 1, 2008